                                                              Exhibit 10.20
                      [FUISZ TECHNOLOGIES LTD LETTERHEAD]
                              RESIGNATION AGREEMENT

      THE PARTIES to this Resignation Agreement, Fuisz Technologies Ltd. ("FTL"), and Mr. Adrian Gerber ("Mr. Gerber") agree that the following sets forth their complete agreement and understanding regarding the resignation of Mr. Gerber on or about December 31, 1997.

      WHEREAS, the employment relationship between Mr. Gerber and FTL has been terminated by this resignation of Mr. Gerber; and,

      WHEREAS, Mr. Gerber and FTL desire to settle fully and finally any and all differences and issues between them which could arise out of this resignation or otherwise;

      NOW THEREFORE, Mr. Gerber and FTL agree as follows:

      For and in consideration of execution of the Consulting Agreement attached hereto (the "Consulting Agreement"), Mr. Gerber on his own behalf and on behalf of his executors, agents, heirs, personal representatives, and assigns, and each of them, hereby agrees to release and forever discharge FTL, its representatives, agents, employees, subsidiaries, heirs, assigns, and successors, and each of them, from any and all claims, actions, demands and causes of action, known or unknown, in law or in equity, which have arisen or may arise, which are based upon, or are in any way related to the hiring, the employment or the resignation of employment of Mr. Gerber by FTL. Mr. Gerber further covenants and agrees that he will not participate in, aid, institute or maintain, or cause to be instituted or maintained, any suit in law or equity or any other similar proceeding against FTL whether or not based directly or indirectly upon any such claims, action, demands or causes of action. Such causes of action include, but are not limited to, actions arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Fairfax County Human Relations Act, the Virginia Human Rights Act and any causes of action based upon the public policy it sets forth, and any and all actions in tort or contract. It is agreed and understood that the above mentioned payments are not to be construed as an admission of any liability.

       Mr. Gerber, further in consideration of the payments to be made under the Consulting Agreement, the agreement by FTL that the stock options granted to Mr. Gerber through non-statutory option agreements shall be unaffected by this resignation and for other good and valuable consideration, agrees to make no statement, oral or written, either directly or indirectly, to any person or other entity regarding Mr. Gerber's employment at FTL, the terms and conditions of this Resignation Agreement, or the circumstances surrounding the termination of the employment relationship between FTL and Mr. Gerber, nor to make any statement or express any opinion to any person or other entity concerning or relating to FTL or any of its employees, agents, officers or directors, or its products, research and development, contracts, or any other business of FTL, either directly or indirectly, or make any statement or opinion, directly or

Resignation Agreement of Mr. Adrian Gerber
December 31, 1997
Page2



indirectly, to or concerning any customers or licensees of FTL, except that Mr. Gerber may state that Mr. Gerber was employed by FTL, the dates of such employment, his title and that he has resigned from his position at FTL as of the date first set forth above, unless further disclosure is mandated by federal or state law or by order of a court of competent jurisdiction. Additionally, Mr. Gerber hereby reaffirms that he will remain subject to the provisions of the Employee Confidentiality Agreement signed by Mr. Gerber and FTL including without limitation the promises in paragraph 5 not to disclose Confidential Information obtained during the course of Mr. Gerber's employment with FTL, and in paragraph 6 not to engage in any activity or employment in which such Confidential Information reasonably would be considered to be useful.

      For and in consideration of Mr. Gerber's agreement to the terms and conditions hereof, FTL agrees to release and forever discharge Mr. Gerber from any and all claims, actions, demands, and causes of action, in law or in equity, which have arisen or may arise, which are based upon acts or omission by the Mr. Gerber during the employment of Mr. Gerber by FTL. FTL further agrees to make no statement, oral or written, either directly or indirectly, to any person or other entity regarding Mr. Gerber's employment at FTL, the terms and conditions of this Resignation Agreement, or the circumstances surrounding the termination of the employment relationship between FTL and Mr. Gerber, except to state that Mr. Gerber was employed by FTL, the dates of such employment, his title and that he has resigned from his position at FTL as of the date first set forth above, unless further disclosure is mandated by federal or state law or by order of a court of competent jurisdiction. FTL hereby consents, pursuant to paragraph 6 of the Employee Confidentiality Agreement dated February 5, 1996, to Mr. Gerber's engagement in activities or employment in which Confidential Information would reasonably be considered useful, provided that Mr. Gerber shall continue to be fully bound by paragraph 5 thereof regarding preservation of the confidentiality of all confidential information.

      The parties agree and understand that no promises, covenants, representations, understandings or warranties have been made by either of them other than those expressly contained herein, and that this Resignation Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and undertakings with respect thereto, whether written or oral, other than the Employee Confidentiality Agreement, which shall remain in full force and effect. The parties further agree to keep this Resignation Agreement and each of its terms confidential.

      Mr. Gerber understands that he may take as many as twenty-one (21) days, beginning December 23, 1997, to consider this Resignation Agreement prior to executing it, that within seven (7) days after the execution of this Resignation Agreement he may revoke the provisions of this Resignation Agreement that waive and release any claims he may have under the Federal Age Discrimination in Employment Act, and that he has consulted with legal counsel before entering into this Resignation Agreement.

Resignation Agreement of Mr. Adrian Gerber
December 31, 1997
Page3


      The parties hereby acknowledge that this Resignation Agreement and the releases contained in this Resignation Agreement are entered into voluntarily and that both parties understand the consequences of signing this Resignation Agreement. The parties agree that either party will be entitled to seek injunctive relief to prevent harm due to any breach or threatened breach by the other of this Resignation Agreement, in addition to and without waiving any other rights or remedies each may have in law or in equity.

      Should any of the provisions herein be determined to be invalid by a court of competent jurisdiction, it is agreed that this shall not effect the enforceability of the other provisions herein and the parties shall negotiate the provision or provisions in good faith to effectuate its or their purpose and to conform it or them to the law.

      It is further understood and agreed that if any fact with respect to any matter covered by this Resignation Agreement is found to be other than the facts now believed to be true by the parties, each expressly accepts and assumes the risks of such possible differences and agrees that this Resignation Agreement shall remain effective notwithstanding.

      This Resignation Agreement shall be governed by and construed in accordance with the laws of the State of Virginia. The parties hereby agree to the exclusive jurisdiction of Virginia with respect to any dispute, suit, action or proceeding.

      IN WITNESS WHEREOF, the parties have executed this Agreement on JANUARY 12, 1998


BY:  /s/ ADRIAN GERBER                          Witness:/s/ STEPHEN H. WILLARD
   -------------------                                  ----------------------



FUISZ TECHNOLOGIES LTD.


BY:/s/ KENNETH W. MCVEY                         Witness: /s/ STEPHEN H. WILLARD
   -------------------                                  -----------------------
      Kenneth W. McVey
Title:President & Chief Executive Officer

                     [FUISZ TECHNOLOGIES LTD. LETTERHEAD]

                             FUISZ TECHNOLOGIES LTD.
                              CONSULTING AGREEMENT




Fuisz Technologies Ltd. ("Fuisz") wishes to retain the undersigned party ("Mr. Gerber") to render consulting services ("Services") in a certain field ("Field"). Therefore, Fuisz and Mr. Gerber, intending to be legally bound, agree that:

1.    Consultant is entering into this Agreement as an Individual.

2. The Fuisz representative for receiving Services is Kenneth W. McVey or whomever Fuisz may designate.

3. Services hereunder shall be provided directly by Mr. Gerber: General advice and consultation on business and technical issues as requested by Fuisz.

4. Fuisz shall pay Mr. Gerber the sum of: (a) $150,000, payable to Mr. Gerber in 12 equal semi-monthly installments, the first installment of $12,500 being payable on January 15, 1998, and each installment thereafter being payable on each subsequent 15th and final day of each month and ending June 30, 1998; (b) the continuation of Mr. Gerber's medical health care benefits under the applicable Plan of Fuisz up to and including June 30, 1998; and (c) a car allowance of $450.00 per month payable at the end of each month up to and including June 30, 1998, as full consideration for Mr. Gerber's services hereunder and Mr. Gerber's agreement to the terms and conditions hereof. In addition, Fuisz shall reimburse Mr. Gerber upon presentation of appropriate receipts for reasonable out-of-pocket expenses incurred by Mr. Gerber at the prior request and approval of Fuisz in the performance of Mr. Gerber's services hereunder.

5. This Agreement shall be effective beginning as of the date hereof and ending on June 30, 1998, provided, however, that Mr. Gerber's obligations under paragraphs 6, 7 and 9 shall terminate five (5) years following the latter date.

6. Mr. Gerber shall exercise due care to prevent the unauthorized disclosure of Confidential Information. Confidential Information shall include all information concerning Fuisz and the Field disclosed to Mr. Gerber or developed as a result of Mr. Gerber's services under this Agreement, except any portion thereof which: (a) is known to Mr. Gerber before receipt thereof under this Agreement, as evidenced by Mr. Gerber's written record and not subject to any other Confidentiality Agreement with Fuisz; or (b) is disclosed or provided to Mr. Gerber after receipt thereof under this agreement by a third party who has a right to make such disclosure; or (c) is or becomes part of the public domain through no fault of Mr. Gerber. Further, Mr. Gerber shall not use Confidential Information for any purpose other than that indicated in this Agreement without the prior written approval of Fuisz.

7. Mr. Gerber shall not disclose the existence of this Agreement or use the name of Fuisz in any publicity or advertising without the prior written approval of Fuisz.

8. At the request of Fuisz, Mr. Gerber shall make written reports and consult with Fuisz personnel at the facilities of Fuisz or at other mutually agreed locations, at mutually agreed times.

9. Any information (whether copyrightable, patentable or not), reports, data, designs, software, screen displays, computer-readable media, manuals and other work of any kind, made or developed by Mr. Gerber in the course or as a result of services performed by Mr. Gerber under this Agreement or which are derived, directly or indirectly, from information provided to Mr. Gerber by Fuisz hereunder, are affirmatively acknowledged by Mr. Gerber as Work Made for Hire, and such Work Made for Hire shall be promptly disclosed to Fuisz, shall be the sole property of Fuisz, and shall be free from any claim or retention of rights thereto by Mr. Gerber. Mr. Gerber shall derive no interest in or to such Work Made for Hire, and shall upon the request and expense of Fuisz, execute such documents and take such other actions as Fuisz deems necessary or appropriate to obtain patents or copyrights and to register same with appropriate governmental authorities, in the name of Fuisz, covering any of the foregoing. In the event that a judicial body determines that any of the foregoing are not Work Made for Hire, Mr. Gerber shall assign any and all copyright thereto to Fuisz.

10. Mr. Gerber warrants and represents that the terms of this Agreement are not inconsistent with other contractual obligations Mr. Gerber may have, or with the policies of any institution with which Mr. Gerber is associated, including, but not limited to, policies regarding the administration of grants and funded research.

11. Mr. Gerber shall not disclose to Fuisz any information which is proprietary to a third party.

12. Mr. Gerber's status under this Agreement is that of an independent contractor. Mr. Gerber shall not be deemed an employee or agent of Fuisz for any purpose whatsoever, and Mr. Gerber shall have no authority to bind or act on behalf of Fuisz except as otherwise expressly stated herein. Mr. Gerber shall be responsible for, and agrees to comply with, all obligations under federal, state and local laws for the payment of income and self-employment taxes, penalties, fines and/or assessments resulting from any payments to Mr. Gerber by Fuisz under this Agreement.

13. This Agreement constitutes the entire understanding of the parties hereto with respect to the matters herein contained.

14. All additions or modifications to this agreement must be made in writing and executed by both parties.

15. This Agreement shall be deemed to have been made and performed in the Commonwealth of Virginia, and shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to its choice of law or conflict of laws provisions.

FUISZ TECHNOLOGIES LTD.                   ADRIAN GERBER

By:  /S/ KENNETH W. MCVEY                 11335 SENECA VIEW WAY
    ------------------------------        -----------------------------------
        Kenneth W. McVey
Title:  President & CEO                   GREAT FALLS VA 22066
                                          -----------------------------------
                                          Address

Date JANUARY 12, 1998                     /s/ ADRIAN M. GERBER
    -------------------------------       -----------------------------------
                                          Signature

                                          /s/ ADRIAN M. GERBER
                                          --------------------------------
                                          Printed Name


                                          --------------------------------
                                          Title
                                                JAN. 12, 1998
                                          --------------------------------
                                          Date
                                                ###-##-####
                                          --------------------------------
                                          Social Security Number
                                          (Provide only if Consultant is
                                          contracting as an individual)